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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): MARCH 8, 2005

                          ATLAS PIPELINE PARTNERS, L.P.
             (Exact name of registrant as specified in its chapter)

             DELAWARE                      1-14998               23-3011077
   (State or other jurisdiction          (Commission           (IRS Employer
         of incorporation)               File Number)        Identification No.)

        311 ROUSER ROAD, MOON TOWNSHIP, PA                           15108
     (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code: 412-262-2830

           __________________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

         On March 8, 2005, Atlas Pipeline Partners, L.P. entered into an agreement with LG PL, LLC, a Texas limited liability company, and La Grange Acquisition, L.P., a Texas limited partnership, both subsidiaries of Energy Transfer Partners, L.P. (NYSE: ETP), to acquire all of the outstanding equity interests in ETC Oklahoma Pipeline, Ltd., a Texas limited partnership. ETC Oklahoma Pipeline's principal assets include more than 315 miles of natural gas pipelines located in the Anadarko Basin in western Oklahoma, a natural gas processing facility in Elk City, Oklahoma and a gas treatment plant in Prentiss, Oklahoma. The total consideration will be approximately $190 million in cash. The purchase price is subject to post-closing adjustment based, among other things, on gas imbalances, certain prepaid costs and expenses and capital expenditures, and title defects, if any. Consummation of the acquisition, which Atlas Pipeline Partners expects will occur in the second quarter of 2005, is conditioned on the receipt of various approvals, including Hart-Scott-Rodino Act approval or early termination of the application waiting period, and other customary closing conditions.

         Also on March 8, 2005, Atlas Pipeline Partners received a commitment from Wachovia Bank, National Association and Fleet National Bank to arrange the syndication of a $270 million loan facility. The facility will be comprised of a $225 million 5-year revolving loan and a $45 million 5-year term loan. Up to $10 million of the facility may be used for standby letters of credit. Borrowings under the facility will be secured by a lien on and security interest in all of Atlas Pipeline Partners' property and that of its subsidiaries and by the guaranty of each of its subsidiaries. The loan proceeds will be used to refinance Atlas Pipeline Partners' existing $135 million facility and to finance the acquisition of ETC Oklahoma Pipeline.


















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 14, 2005                  Atlas Pipeline Partners, L.P.

                                       By:  Atlas Pipeline Partners GP, LLC

                                       By: /s/ Michael L. Staines
                                       Its President and Chief Operating Officer